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                                                                   EXHIBIT 10.20

                             SUB-SUBLEASE AGREEMENT

        This SUB-SUBLEASE AGREEMENT("Sub-Sublease")is made and entered into as of the 28th day of February 2000 by and between CRAVENS & COMPANY, INC., a California corporation ("Cravens" or "Sublandlord") and L90, a Delaware corporation ("Subtenant").

        A. 333 Bush Street Associates, as original landlord ("Original Landlord"), and Founders Title Group, as original tenant ("Original Tenant"), entered into that certain Office Lease dated April 13, 1988 ("Original Master Lease") pursuant to which Original Landlord leased to Original Tenant space on the twentieth (20th) floor ("Master Premises") of the building located at 333 Bush Street, San Francisco, California (the "Building") as more particularly described in the Original Master Lease, upon the terms and conditions contained therein.

        B. The Original Master Lease was amended by that certain First Amendment of Lease dated as of June 23, 1992 ("First Amendment") and that certain Second Amendment to Lease dated as of May 26, 1998 ("Second Amendment"). The Original Master Lease as amended by the First Amendment and the Second Amendment is referred to herein as the "Master Lease." All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit "A" and made a part hereof

        C. Bush Street San Francisco Property L.P. ("Landlord") has succeeded to the interest of Original Landlord under the Master Lease.

        D. Old Republic Title Holding Company, Inc. ("Tenant") has succeeded to the interest of Original Tenant under the Master Lease.

        E. Tenant and Cravens, as subtenant, entered into that certain Sublease Agreement ("Sublease") dated as of September 28, 1998, pursuant to which Cravens sublet certain premises on the twentieth (20th) floor of the Building.

        F. Sublandlord and Subtenant are desirous of entering into a sub-sublease of that portion of the Master Premises shown hatched in black on the demising plan attached hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:.

        1. Demise. Sublandlord hereby sub-subleases and demises to Subtenant and Subtenant hereby hires and sub-subleases from Sublandlord the Sublease Premises, upon and subject to the terms, covenants and conditions hereinafter set forth.



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        2. Lease Term. The term of this Sub-Sublease ("Term") shall be for the period commencing on the earlier of (i) May 1, 2000, or (ii) the date upon which Subtenant, or any person occupying any of the Sublease Premises with Subtenant's permission, commences business operations from the Sublease Premises ("Sublease Commencement Date") and ending, unless sooner terminated as provided herein, on July 30, 2003 ("Sublease Expiration Date").

        3. Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with the Master Lease and the Sublease and for no other purpose.

        4. Subrental.

                (a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sub-Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent ("Base Rental") equal to $29,250 ($351,000 per year). The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sub-Sublease. Base Rental and all additional rent payable hereunder or under the Sublease or Master Lease by Subtenant in accordance hereof shall hereinafter be collectively referred to as "Rent."

                (b) Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty
(30) day month shall be paid for the fractional month during which the Term commenced or terminated, as the case may be.

                (c) Additional Rent. Beginning with the Sublease Commencement Date and continuing through the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this sub-subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises, and all other additional expenses, costs and charges payable to Landlord in connection with Subtenant's use of the Sublease Premises.

                (d) Operating Expenses. During the Term of this Sub-Sublease, Subtenant shall pay to Sublandlord as additional rent for this sub-subletting an amount equal to one hundred percent (100%) of the Operating Costs and Taxes as set forth in Section 5(B) of the Sublease attributable to the Sublease Premises.

                (e) Payment of Rent. Except as otherwise specifically provided in this Sub-Sublease, Rent shall be payable in lawful money of the United States, without demand; and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sub-Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 12 below, or at such other place or to such agent and at such place as Sublandlord may from time to time designate by notice to Subtenant. Any additional rent payable on account of items which is not payable monthly by Sublandlord to Tenant by virtue of the Sublease and/or the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord under the Sublease and/or the



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Master Lease unless a different time for payment is elsewhere stated herein.
Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord pursuant to the terms of the Sublease and/or the Master Lease.

                (f) Late Charge. In the event Subtenant fails to pay any amounts due hereunder or under the Sublease and/or the Master Lease as and when due, Subtenant shall pay interest to Sublandlord on all such past-due amounts at an annual interest rate equal to the prime rate, reference rate, or other similar benchmark rate of interest publically announced by Bank of America, N.T. & S.A. at its San Francisco, California headquarters plus five percent (5%) ("Interest Rate"), such interest to accrue from the date upon which such amount was due until paid.

        5. Security for Sublease.

                (a) Deposit. Concurrently with the execution of this Sub-Sublease, Subtenant shall deposit with Sublandlord the sum of Twenty Nine Thousand Two Hundred Fifty Dollars ($29,250.00) ("Deposit"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sub-Sublease. The Deposit is not an advance Rent deposit, an advance payment. of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sub-Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sub-Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sub-Sublease at the expiration or earlier termination of the Sub-Sublease, Sublandlord shall return the Deposit to Subtenant within thirty
(30) days following the expiration or earlier termination of this Sub-Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart. from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

                (b) Sublease Security. Upon Subtenant's execution of this Sub-Sublease, Subtenant shall deliver to Sublandlord an irrevocable standby letter of credit ("Sublease Letter of Credit") in the original amount of $600,000 in form and substance satisfactory to Sublandlord and issued by a financial institution satisfactory to Sublandlord in its sole discretion.

        6. Parking. Subtenant shall have the right, during the Term of this Sublease, to use up to two (2) parking privileges in the parking facilities for the Building as set forth in Section 8 of the Sublease. All such parking, privileges shall be at the rates and subject to the terms and conditions set forth in the Sublease and the Master Lease, and Subtenant shall



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reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord for said parking privileges.

        7. Incorporation of Terms of Master Lease.

                (a) This Sub-Sublease is subject and subordinate to the Sublease and the Master Lease. Subject to the modifications set forth in this Sub-Sublease, the terms of the Sublease and the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were landlord and tenant, respectively, under the Master Lease and sublandlord and subtenant under the Sublease) constitute the terms of this Sub-Sublease except to the extent they are inapplicable to, inconsistent with, or modified by, the terms of this Sub-Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease or the Sublease and the terms and provisions of this Sub-Sublease, the terms and provisions of this Sub-Sublease shall govern. Subtenant acknowledges that it has reviewed the Sublease and the Master Lease and is familiar with the terms and conditions thereof.

                (b) For the purposes of incorporation herein, the terms of the Sublease and the Master Lease are subject to the following additional modifications:

                        (i) In all instances where, pursuant to the Sublease or the Master Lease, the approval or consent of Landlord must be obtained, Subtenant shall be required to obtain the approval or consent of Sublandlord, Tenant, and Landlord.

                        (ii) In all provisions of the Sublease and the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Landlord, Tenant and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                        (iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

                (c) The following provisions of the Master Lease are specifically excluded from this Sub-Sublease: 1.01(2), 1.01(3), 1.01(5), 1.01(6), 1.01(7), 3.01, 3.03, 3.04, 4.01 (as amended by the Second Amendment),
4.02(b), 4.04, 5.05, 5.07, 9.03, 12.02, 12.04, 12.07, Article 14 in its
entirety, and Article 16 in its entirety. The following provisions of the First Amendment are specifically excluded from this Sub-Sublease: 2, 3, 4, 6, 7, and
9. The following provisions of the Second Amendment are specifically excluded from this Sub-Sublease: 2, 5, and 7.

                (d) The following provisions of the Sublease are specifically excluded from this Sub-Sublease: 5A, 6, 7, 11, 12, 13 and 14.



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        8. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord (in its capacity as subtenant) under the Sublease shall be done or performed by Subtenant, and Subtenant's obligations shall run to Sublandlord, Tenant and Landlord as Sublandlord may determine to be appropriate or be required by their respective interests. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses (including reasonable attorneys' fees) and liabilities incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Sublease which, as a result of this Sub-Sublease, is an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sub-Sublease, the Sublease, or the Master Lease.

        9. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Tenant under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek or require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's or Tenant's default under the Master Lease or Sublease. Any condition resulting from a default by Landlord or Tenant shall not constitute, as between Sublandlord and Subtenant, an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sub-Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sub-Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord or Tenant under the Master Lease or Sublease.

        10. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sub-Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Tenant thereunder or (b) at law.

        11. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

        12. Cure Periods; Notices.

                (a) Cure Periods. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees to comply with and remedy any default in this Sub-Sublease, the Sublease, or the Master Lease which is Subtenant's obligation to cure, within the shorter of the period allowed to Sublandlord under the Sublease or the Master Lease (as the case may be), even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Tenant to Sublandlord or Landlord to Tenant.



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                (b) Notices. Sublandlord agrees to forward to Subtenant,
promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord, Tenant or from any governmental authority.

                (c) Delivery of Notices. All notices, demands and requests hereunder to be delivered to either Sublandlord or Subtenant shall be in writing and shall be sent by hand delivery, United States mail, certified mail/return receipt requested, with postage prepaid, or by a nationally recognized overnight courier service (e.g., Federal Express), return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

                                        Cravens & Company, Inc.
                                        776 South State Street
                                        Suite 202
                                        Ukiah, California 95482
                                        Attn: Judy Lodge

      with a copy to:                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                        725 South Figueroa Street, Suite 3600
                                        Los Angeles, California 90017
                                        Attn: Robert M. Johnson, Esq.

      Notices to Subtenant shall be sent to
      the attention of:

                                        L90
                                        333 Bush Street
                                        Suite 2020
                                        San Francisco, California 94104
                                        Attn: Office Manager

        13. Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of GVA Beitler Commercial Real Estate Services, representing Subtenant, and Colliers International, representing Sublandlord (collectively, the "Brokers"), no brokers were involved in connection with the negotiation or consummation of this Sub-Sublease. Sublandlord agrees to pay the commission of the Brokers pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses (including reasonable attorneys' fees) and liabilities incurred by said party as a result of a breach of this representation and warranty by the other party.

        14. Condition of Premises. Subtenant acknowledges that it is sub-subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the



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Sublease Premises except as permitted by the provisions of this Sub-Sublease, the Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Sublease and the Master Lease.

        15. Consent of Landlord. Each of the Master Lease and the Sublease requires Sublandlord to obtain the written consent of Landlord and Tenant to this Sub-Sublease. Sublandlord shall solicit Landlord's and Tenant's consent to this Sub-Sublease promptly following the execution and delivery of this Sub-Sublease by Sublandlord and Subtenant and Subtenant's delivery to Sublandlord of (i) the Sublease Letter of Credit, (ii) the Deposit, and (iii) the first month's installment of Rent. In the event Landlord's and Tenant's written consent to this Sub-Sublease has not been obtained within ninety (90) days after the execution hereof, then this Sub-Sublease may be terminated by either party hereto upon notice to the other, and upon such termination (x) neither party hereto shall have any further rights against or obligations to the other party hereto and (y) Sublandlord shall return the Sublease Letter of Credit, Deposit and first month's installment of Rent to Subtenant.

        16. Termination of the Master Lease. If for any reason the term of the Master Lease or Sublease shall terminate prior to the Sublease Expiration Date, this Sub-Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination is caused by the default of Sublandlord under the Sublease that directly or indirectly or in whole or in part is not attributable to a Subtenant default (i) hereunder, or
(ii) under the Sublease or the Master Lease.

        17. Assignment and Subletting. It is understood and agreed that Subtenant shall have no right to sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto or assign its interest under this Sub-Sublease to any person or entity.

        18. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Tenant. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Sublease or the Master Lease. In the event Sublandlord is prevented from performing any of its obligations under this Sub-Sublease by a breach by Tenant or Landlord of a term or provision of the Sublease or the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sub-Sublease shall be to use commercially reasonable efforts at Subtenant's sole cost and expense in pursuing the correction or cure by Tenant or Landlord of such breach.



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        IN WITNESS WHEREOF, the parties have entered into this Sub-Sublease as of the date first written above.

                                            SUBLANDLORD:

                                            CRAVENS & COMPANY, INC.,
                                            a California corporation

                                            By: /s/ [Signature Illegible]
                                               ---------------------------------
                                            Its: Vice President
                                                --------------------------------

                                            SUBTENANT:


                                            L90,
                                            a Delaware corporation

                                            By: /s/ [Signature Illegible]
                                               ---------------------------------
                                            Its: VP of N.W. Sales & Secretary
                                                --------------------------------



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